                        FIDDLER GONZALEZ & RODRIGUEZ, LLP
                          BANCO BILBAO VIZCAYA BUILDING
                             254 MUNOZ RIVERA AVENUE
                                    6TH FLOOR
                           HATO REY, PUERTO RICO 00918

                                                                      EXHIBIT 5

                                 March 29, 1999

First BanCorp.
1519 Ponce De Leon Avenue
San Juan, Puerto Rico 00908-0146

Dear Sirs:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 4,140,000 shares (the "Shares") of Noncumulative Perpetual Monthly Income Preferred Stock, Series A, $1.00 par value per share, of First BanCorp. (the "Company") to be registered under the Act pursuant to the Company's Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on or about March 29, 1999 (the "Registration Statement"), we, as your counsel, have examined such documents, corporate records and other instruments, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, we are of the opinion that when the Registration Statement shall have been declared effective, the certificate of resolutions containing the designation of the relative rights and preferences of the Shares has been duly filed with the Department of State of the Commonwealth of Puerto Rico, the Shares have been issued in accordance with the authorization of the Board of Directors of the Company, and when the Shares have been duly countersigned by the Company's transfer agent and registrar and sold and delivered as contemplated by the Registration Statement and the Underwriting Agreement referred to therein, the Shares will be duly authorized and validly issued, fully-paid and nonassessable when delivered against payment therefor.

         We are members of the Bar of the Commonwealth of Puerto Rico. The opinions expressed above are limited to the laws of the Commonwealth of Puerto Rico and any applicable Federal laws and we do not purport to be experts in, or to render any opinions with respect to, the laws of any state or other jurisdiction other than the laws of the Commonwealth of Puerto Rico and the Federal laws

First BanCorp.
March 29, 1999
Page 2

 of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ Fiddler Gonzalez & Rodriguez, LLP